Exhibit 99.2

Poseida Therapeutics Announces Strategic Investment by

Astellas and Provides Business Update

$50 million strategic investment validates Poseida’s proprietary technology and cell therapy approach and supports strategic and operational plans

Implementing enhancements to ongoing allogeneic programs based upon significant learnings; adjusting guidance on clinical data updates

Extending cash runway guidance

SAN DIEGO, August 7, 2023 — Poseida Therapeutics, Inc. (Nasdaq: PSTX), a clinical-stage cell and gene therapy company advancing a new class of treatments for patients with cancer and rare diseases, today announced a $50 million strategic investment by Astellas, which is comprised of the purchase of 8,333,333 shares of common stock at $3.00 per share for an aggregate purchase price of $25 million and an additional $25 million one-time payment for certain strategic rights, and provided a business update.

“We are excited to announce a strategic investment by Astellas, a premier global pharmaceutical company that shares our strategic vision for the future of genetic engineering and cell and gene therapies. This investment further validates our technology and approach and also reflects our broad strategic options in progressing the business,” said Mark Gergen, Poseida’s Chief Executive Officer. “Based on this investment and cost control measures implemented in the business, we are extending our cash runway guidance as we remain focused on being good stewards of capital. As we look towards the future, we are taking recent learnings from our allogeneic programs and implementing improvements across our clinical trials. Based on these findings, we are adjusting guidance on data updates and look forward to sharing clinical data highlighting some of these enhancements at a medical meeting later this year, with plans for a more robust clinical update to follow in mid-2024.”

Allogeneic CAR-T Program Updates & Clinical Trial Learnings

“We are continuing to advance the Phase 1 trials for both P-BCMA-ALLO1 and P-MUC1C-ALLO1 and the data we have generated has led us to find improvements that we believe have the potential to greatly benefit our allogeneic portfolio,” added Kristin Yarema, Ph.D., President of Cell Therapy at Poseida. “We have implemented a number of these already in our clinical-stage programs, as we continue steady progress in dose-ranging and explore approaches such as raising conditioning lymphodepletion to emerging industry norms and exploring additional dosing and administration options. We are also improving our manufacturing process in ways that will further increase product yield, and are encouraged by the early signals we are seeing in this area also. Overall, we remain highly excited about the potential of our allogeneic platform and our ongoing opportunities for continuous improvement.”

P-BCMA-ALLO1

P-BCMA-ALLO1 is an allogeneic CAR-T product candidate being developed to target relapsed/refractory multiple myeloma (R/R MM) in partnership with Roche. The Company is currently evaluating P-BCMA-ALLO1 in a Phase 1 clinical trial and expects to present a clinical update for the program at a medical meeting in 2023, subject to clearance with Roche. Given the implementation of new dosing regimens, the Company expects that there will be a limited number of patients available for evaluation in newer cohorts. Poseida plans to provide a further clinical update in mid-2024.

P-MUC1C-ALLO1

P-MUC1C-ALLO1 is an allogeneic CAR-T product candidate targeting solid tumors derived from epithelial cells, including breast and ovarian cancers. The Company is currently evaluating P-MUC1C-ALLO1 in a Phase 1 clinical trial. The Company expects to present clinical updates for the program at a medical meeting in 2023. Given the implementation of new dosing regimens, the Company expects that there will be a limited number of patients available for evaluation in newer cohorts. Poseida plans to provide a further clinical update in mid-2024.

P-CD19CD20-ALLO1

P-CD19CD20-ALLO1 is an allogeneic CAR-T product being developed to target B-cell malignancies in partnership with Roche. P-CD19CD20-ALLO1 is the Company’s first dual CAR program and contains two fully functional CAR molecules to target cells that express either CD19 or CD20. The Company believes that by targeting both CD19 and CD20, there is potential to overcome antigen escape that has been observed by others. In June 2023 Poseida received IND clearance from the FDA for P-CD19CD20-ALLO1, which the Company believes is the first allogeneic dual CAR-T therapy targeting CD19 and CD20 antigens that has received such clearance, and has initiated site start-up for this program. Poseida expects to dose the first patient with P-CD19CD20-ALLO1 in early 2024.

Gene Therapy Programs

As previously announced, Poseida’s gene therapy collaboration with Takeda was terminated in July 2023. The Company is in the process of evaluating both the returning Takeda programs and its internal gene therapy programs to determine which programs it will prioritize and progress internally. In addition, the Company is actively evaluating the potential to leverage these gene therapy programs through business development. The Company intends to provide an update on this evaluation when complete.

In July 2023 the FDA granted orphan drug designation to P-OTC-101, an in vivo program for the treatment of urea cycle disease caused by congenital mutations in the ornithine transcarbamylase (OTC) gene. The Company is developing the P-OTC-101 program utilizing a hybrid delivery system and working on an updated timeline for the program.

Financial Guidance Update

“The strategic investment by Astellas, together with our disciplined capital expenditure, cost control initiatives and expected payments and milestones from the Roche collaboration, put us on a firm financial foundation,” said Johanna Mylet, Chief Financial Officer of Poseida. “With these updates we have extended our cash runway based upon current plans into early 2025. In addition, we believe that further upside from our Roche collaboration as well as potential business development opportunities provide additional confidence as we enter the second half of 2023.”

About Poseida Therapeutics, Inc.

Poseida Therapeutics is a clinical-stage biopharmaceutical company advancing differentiated cell and gene therapies with the capacity to cure certain cancers and rare diseases. The Company’s pipeline includes allogeneic CAR-T cell therapy product candidates for both solid and liquid tumors as well as in vivo gene therapy product candidates that address patient populations with high unmet medical need. The Company’s approach to cell and gene therapies is based on its proprietary genetic editing platforms, including its non-viral piggyBac® DNA Delivery System, Cas-CLOVER™ Site-Specific Gene Editing System and nanoparticle and hybrid gene delivery technologies. The Company has formed a global strategic collaboration with Roche to unlock the promise of cell therapies for patients. Learn more at www.poseida.com and connect with us on Twitter and LinkedIn.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the timing and completion of the transactions with Astellas and receipt of the one-time payment; expected plans with respect to clinical trials, including timing of regulatory submissions and approvals and clinical data updates; potential fees, milestones and other payments that the Company may receive pursuant to its collaboration agreement with Roche; anticipated timelines and milestones with respect to the Company’s development programs and manufacturing activities and capabilities; the potential capabilities and benefits of the Company’s technology platforms and product candidates; and the Company’s plans and strategy with respect to developing its technologies and product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the Company’s inability, or the inability of Astellas, to satisfy the conditions to closing for transactions with Astellas; the Company’s reliance on third parties for various aspects of its business; risks and uncertainties associated with development and regulatory approval of novel product candidates in the biopharmaceutical industry; the Company’s ability to retain key scientific or management personnel; the fact that the Company will have limited control over the efforts and resources that Roche devotes to advancing development programs under its collaboration agreement and the Company may not receive the potential fees and payments under the collaboration agreement and the ability of Roche to early terminate the collaboration, such that the Company may not fully realize the benefits of such collaboration; and the other risks described in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

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Investor Contact:	Media Contact:

Alex Lobo	Sarah Thailing
Stern Investor Relations	Senior Director, Corporate Communications and IR
IR@poseida.com	Poseida Therapeutics, Inc.
PR@poseida.com